Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Celsius Holdings, Inc. of our report dated March 8, 2018, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Celsius Holdings, Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc. Assurance Dimensions Coconut Creek, FL

December 27, 2018